                                                                      EXHIBIT 21




                           Subsidiaries of the Company


TSX Acquisition Corp....................................................Delaware
4052995 Manitoba Ltd............................................Manitoba, Canada
Certisource Acquisition Company, Inc....................................Delaware
Isadra Acquisition Corp...............................................California
NECX.com LLC............................................................Delaware